UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 17, 2011

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Bering Drive, Suite 400 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.07  Submission of Matters to a Vote of Security Holders.

On the 17th of May, 2011, Comfort Systems USA, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders. Of the 37,912,840 shares of common stock outstanding and entitled to vote at the Annual Meeting, 35,976,563 shares were present in person or by proxy, constituting a 94.9% quorum. The matters submitted to the stockholders of the Company at the Annual Meeting, and the results of the voting, were as follows:

Proposal No. 1.             Vote regarding the election of Messrs. William F. Murdy, Darcy G. Anderson, Herman E. Bulls, Alfred J. Giardinelli, Jr., Alan P. Krusi, Brian E. Lane, Franklin Myers, James H. Schultz, and Robert D. Wagner, Jr. as members of the Board of Directors:

Nominee	Votes For	Votes For as Percentage of Votes Cast	Votes Withheld
William F. Murdy	32,791,009	97.3%	921,343
Darcy G. Anderson	32,979,309	97.8%	733,043
Herman E. Bulls	32,979,309	97.8%	733,043
Alfred J. Giardinelli, Jr.	32,927,370	97.7%	784,982
Alan P. Krusi	32,979,509	97.8%	732,843
Brian E. Lane	32,927,670	97.7%	784,682
Franklin Myers	32,876,261	97.5%	836,091
James H. Schultz	33,617,238	99.7%	95,114
Robert D. Wagner, Jr.	33,677,835	99.9%	34,517

There were 2,264,213 broker non-votes as to Proposal No. 1.

Proposal No. 2.             Vote regarding ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011:

Votes For	Votes For as a Percentage of Votes Cast	Votes Against	Votes Abstain
35,358,515	98.3%	613,984	4,064

There were no broker non-votes as to Proposal No. 2.

Proposal No. 3.              Advisory vote regarding approval of the compensation paid by the Company to its named executive officers:

Votes For	Votes For as a Percentage of Votes Cast	Votes Against	Votes Abstain
30,238,545	93.1%	2,224,746	1,249,059

There were 2,264,213 broker non-votes as to Proposal No. 3.

Proposal No. 4.              Advisory vote regarding the frequency of the stockholder vote on executive compensation:

One Year	Two Years	Three Years	Votes Abstain
27,614,345	5,813	4,847,037	1,245,155

There were 2,264,213 broker non-votes as to Proposal No. 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Trent T. McKenna
Trent T. McKenna, Vice President and
General Counsel

Date:	May 18, 2011